UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2019

N1 Liquidating Trust
(Exact name of registrant as specified in its charter)

Maryland	000-54671	32-6497467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)
(310) 282-8820
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On February 4, 2019, N1 Liquidating Trust (the “Trust”), through its subsidiary, N1 Hendon Holdings, LLC (“Holdco”), amended and restated (the “Amended and Restated Participation Agreement”) its participation agreement dated as of January 31, 2018 (the “Initial Participation Agreement”), with CFI Hendon Holdings, LLC, an affiliate of the Trust’s external manager (“CFI Holdings”), in connection with the Loan Modification described below in Item 8.01 of this Current Report on Form 8-K.
Pursuant to the Amended and Restated Participation Agreement, all amounts available for payment on or with respect to or in connection with the Loan (as defined below) will be distributed by CFI Holdings or such replacement servicer selected by CFI Holdings in its sole and absolute discretion (the “Servicer”) in the following order of priority; provided, however, that no event of default with respect to an obligation to pay money due under the Loan, no other event of default for which the Loan is actually accelerated, and no bankruptcy or insolvency event that constitutes an event of default has occurred and is continuing:

•	first, to the Servicer in an amount equal to any unreimbursed costs and expenses paid by the Servicer with respect to the Loan;

•	second, to CFI Holdings in an amount equal to the sum of any unreimbursed costs and expenses paid by CFI Holdings with respect to the Loan;

•
third, with respect to interest payments received, to CFI Holdings in an amount equal to the accrued and unpaid interest on the principal balance of the Senior Participation Interest (as defined below) at a rate equal to the Modified Interest Rate (as defined below);

•
fourth, with respect to interest payments received, to Holdco in an amount equal to the accrued and unpaid interest on the principal balance of the Junior Participation Interest (as defined below) at a rate equal to the Modified Interest Rate;

•
fifth, with respect to any principal payments received, to CFI Holdings until the principal balance of the Senior Participation Interest has been reduced to zero and there are no outstanding obligations to CFI Holdings;

•
sixth, with respect to any principal payments received, to Holdco until the principal balance of the Junior Participation Interest has been reduced to zero and there are no outstanding obligations to Holdco; and

•
seventh, if any excess amount is available to be distributed in respect of the Loan, and not otherwise applied in accordance with the foregoing, any remaining amount shall be paid pro rata to CFI Holdings and Holdco in accordance with their respective Percentage Interests (as such term is defined in the Amended and Restated Participation Agreement).

In addition, the Amended and Restated Participation Agreement reflects that, as of February 4, 2019, the principal balance of the Senior Participation Interest is $45.6 million and the principal balance of the Junior Participation Interest is $85.15 million. Further, CFI Holdings reaffirmed its obligation to provide an additional $10 million loan to Holdco or its affiliate in the event that Holdco or its affiliate acquires title to any of the properties within the Portfolio on behalf of itself and CFI Holdings through foreclosure, delivery of a deed in lieu of foreclosure or otherwise, in accordance with certain terms and conditions set forth in the Amended and Restated Participation Agreement.

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The remaining terms of the Amended and Restated Participation Agreement are substantially the same as those in the Initial Participation Agreement, as disclosed in the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2018.
The foregoing summary is qualified in its entirety by reference to the Amended and Restated Participation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 2.06.    Material Impairments.
In April 2018, based on estimates of the expected cash flows of the Portfolio and the challenges facing the shopping mall industry, a special committee (the “Special Committee”) of the board of trustees (the “Board”) of the Trust was formed, consisting solely of the independent trustees of the Board, to evaluate a potential modification or restructuring of the Loan. In connection with this evaluation, the Special Committee engaged a third party valuation firm to conduct an appraisal of the Portfolio (as defined below) and to provide additional financial advisory services.
While interest on the Loan was still being paid currently, beginning in May 2018, the cash flow generated from the Portfolio was insufficient to fund certain required reserve payments under the Loan documents. In addition, in October 2018, Hurricane Michael caused extensive damage to certain of the properties within the Portfolio (the “Affected Properties”).
On January 30, 2019, upon the recommendation of the Special Committee, the Board approved the Loan Modification and the Amended and Restated Participation Agreement as described in Item 8.01 and Item 1.01, respectively, of this Current Report on Form 8-K.
Accordingly, on January 30, 2019, the Company’s management concluded that the Trust will recognize an impairment charge of $28.1 million in the year ended December 31, 2018 on the Junior Participation Interest. In addition, in accordance with liquidating basis accounting under U.S. generally accepted accounting principles, the Trust will recognize aggregate losses of $9.5 million relating to the exit fee waiver and the Modified Interest Rate as well as the additional management fees and other Trust expenses that are expected to be incurred over the term of the Loan, as modified by the Loan Modification.
Item 8.01.    Other Events.
On February 4, 2019, the Trust, through Holdco, entered into a modification agreement (the “Loan Modification”) with a borrower group (the “Borrower”) regarding a promissory note in the original principal amount of $150.15 million (the “Loan”) as given by Borrower, in which the Trust holds an $85.15 million junior participation interest (the “Junior Participation Interest”) and CFI Holdings initially held a $65.0 million senior participation interest (the “Senior Participation Interest”). The Loan Modification modified certain terms of the Loan by, among other things, (i) bifurcating the Loan into two tranches, with one $65.6 million tranche (which reflects a $19.4 million payment of Loan principal using a portion of the proceeds received from an insurance settlement agreement as described below) (“Tranche A”) continuing to bear interest at a rate of 620 basis points, plus the greater of (a) 25 basis points and (b) the 30-day London Interbank Offered Rate (“LIBOR”), but not to exceed 9% per annum (the “Modified Interest Rate”), and the remaining $65.15 million tranche (“Tranche B”) of the Loan no longer bearing interest, (ii) requiring a $5.5 million capital contribution (the "New Capital Contribution") from the Borrower to be used for capital expenditures and subordinated to Tranche A, (iii) extending the initial maturity date of the Loan to December 9, 2020, with three, one-year extension options at the Borrower’s option subject to satisfying certain conditions, including, among others, sales of select properties within the retail portfolio (the “Portfolio”) serving as collateral for the Loan, (iv) providing the Borrower with (a) an option, not to be exercised prior to July 9, 2021, to sell to an affiliate of Borrower select properties within the Portfolio (the "Initial Portfolio Sale Option") and (b) an option, not to be exercised prior to June 9, 2022, to sell to an affiliate of Borrower any enclosed mall within the Portfolio (the "Enclosed Mall Sale Option"), and (v) waiving the 1% exit fee on the Loan. In addition, in accordance with the Loan Modification, and in consideration of the New Capital Contribution by the Borrower, Borrower will be entitled to an 8% return on its New Capital Contribution funded from certain excess net operating income generated by the Portfolio (if any).
In general, proceeds resulting from an exercise of the Initial Portfolio Sale Option and Enclosed Mall Sale Option will be applied to repay the Tranche A and Tranche B principal balances then outstanding; however, until the principal balance of Tranche A and Tranche B have been paid in full, the Borrower will be entitled to receive 20% and 30% of any proceeds resulting from an exercise of the Initial Portfolio Sale Option and Enclosed Mall Sale Option, respectively, until the New Capital Contribution and, with respect to an Enclosed Mall Sale Option exercise, Borrower's original $40.2 million capital contribution, is repaid in full. Following full repayment of Tranche A, Tranche B and the Borrower’s capital contributions, any remaining proceeds from an Enclosed Mall Sale Option exercise will be distributed 90% to the Borrower and 10% to the lender. Further, pursuant to the Loan Modification and subject to certain conditions, if Borrower fails to pay the outstanding principal balance of the Loan at the final maturity date and Holdco acquires title of the remaining properties within the Portfolio, then for a period of up to 60 months (the “Tail Term”), Borrower will have the right to participate in the net operating income and proceeds of any sales of such remaining properties within the Portfolio in the same manner as provided for in the Loan Modification Agreement with respect to distributions of net operating income and proceeds from an Initial Portfolio Sale Option or Enclosed Mall Sale Option, as applicable; provided that, if a sale of the remaining Portfolio does not occur within 36 months, then Borrower will be entitled to a 9% return on any outstanding New Capital Contribution for the remaining Tail Term.

In addition, in connection with an insurance settlement agreement related to the Affected Properties, the Borrower received $21.5 million in proceeds from an insurance provider, $19.4 million of which was used to paydown Loan principal and the remaining $2.1 million was used to reimburse the Borrower for costs incurred in restoring and repairing the Affected Properties. In connection with such principal paydown, the Loan Modification releases a portion of the Affected Properties (representing 17.6% of the Portfolio based on rentable square feet) from serving as collateral for the Loan.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Participation Agreement, dated as of February 4, 2019, by and between N1 Hendon Holdings, LLC and CFI Hendon Holdings, LLC

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019	N1 LIQUIDATING TRUST
	By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer

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